Exhibit 99.1

Booking Holdings Reports Financial Results for 2nd Quarter 2021

NORWALK, CT – August 4, 2021. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 2nd quarter 2021 financial results. Second quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $22.0 billion, an increase of 852% from the prior year quarter (approximately an 802% increase on a constant-currency basis). Room nights booked in the 2nd quarter increased 458% from the prior year quarter. The Company's results for the three and six months ended June 30, 2021 and 2020 have been significantly and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government restrictions.
Booking Holdings' total revenues for the 2nd quarter of 2021 were $2.2 billion, a 243% increase from the prior year quarter (approximately a 229% increase on a constant-currency basis). The Company reported a net loss of $167 million in the 2nd quarter of 2021, compared with net income of $122 million in the 2nd quarter of 2020. The results for the 2nd quarter of 2021 and 2020 include net gains of $391 million and $835 million, respectively, on equity securities with readily determinable fair values. Additionally, in the 2nd quarter of 2021, the Company recorded a loss on early extinguishment of debt of $242 million. In June 2021, the Company announced its intention to voluntarily return assistance received through various government aid programs and recorded expenses of $137 million in the 2nd quarter of 2021 to reflect the return of such assistance. During the 2nd quarter of 2020, the Company recognized a benefit of $100 million related to the government aid programs. Net loss in the 2nd quarter of 2021 was $4.08 per diluted common share, compared with net income per diluted common share of $2.97 in the 2nd quarter of 2020.
Non-GAAP net loss in the 2nd quarter of 2021 was $105 million or $2.55 per diluted common share, a 76% decrease compared to the prior year quarter. Non-GAAP net loss includes adjustments to exclude net gains on equity securities with readily determinable fair values, in both periods, and a loss on early extinguishment of debt in the 2nd quarter of 2021. Adjusted EBITDA for the 2nd quarter of 2021 was $48 million, compared with an adjusted EBITDA loss of $376 million in the 2nd quarter of 2020. The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We are encouraged by another quarter of meaningful sequential improvement in booking trends with second quarter room nights increasing 59% versus the first quarter of 2021, primarily driven by stronger results in Europe and in the U.S.," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We remain focused on strengthening our core accommodation business and driving benefits to our travelers and our accommodation supply partners alike. In addition, we continue to execute against our strategic priorities, including our Connected Trip vision, which we believe will further enhance our core accommodation business."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per diluted common share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net loss and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating loss, net (loss) income or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net loss is net (loss) income with the following adjustments:
•     excludes the impact of impairment of goodwill,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains or losses on the sale of and impairment or credit losses on investments in available-for-sale debt securities and significant gains or losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains or losses on the remeasurement of Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,
•excludes losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges,
•excludes amortization expense of intangible assets,
•excludes noncash interest expense related to the amortization of debt discount on our convertible debt,
•excludes income taxes related to the maturity of convertible notes held for investment that were reclassified from accumulated other comprehensive loss to income tax expense (benefit),
•excludes the impact of net unrecognized tax benefit related to Italian tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net loss, adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior year period monthly average exchange rates rather than the current year period monthly average exchange rates.

The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2021 and 2020.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- the adverse impact of the COVID-19 pandemic on the Company's business, financial performance and travel demand, generally;
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments, any increases in provisions for expected credit losses on receivables from and cash advances made to our travel service provider and restaurant partners and any increases in cash outlays to refund consumers for prepaid reservations;
-- any adverse impacts on our business, operations and/or reputation as a result of participation in government stimulus programs;
-- our ability to attract and retain qualified personnel;
-- adverse changes in relationships with travel service providers and restaurants and other third parties on which we     are dependent;
-- the effects of competition;
-- any adverse impact on our business, operations and/or reputation as a result of the implementation or management of restructurings;
-- our ability to successfully manage growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- tax, legal and regulatory risks; and
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: John Longstreet (203) 299-8806 john.longstreet@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,231	$10,562
Short-term investments (Available-for-sale debt securities: Amortized cost of $500 at June 30, 2021 and December 31, 2020)	501	501
Accounts receivable, net (Allowance for expected credit losses of $92 and $166, respectively)	1,290	529
Prepaid expenses, net (Allowance for expected credit losses of $30 and $22, respectively)	332	337
Other current assets	435	277
Total current assets	13,789	12,206
Property and equipment, net	748	756
Operating lease assets	457	529
Intangible assets, net	1,725	1,812
Goodwill	1,886	1,895
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $225 at June 30, 2021 and December 31, 2020)	4,319	3,759
Other assets, net (Allowance for expected credit losses of $24 and $33, respectively)	957	917
Total assets	$23,881	$21,874
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,028	$735
Accrued expenses and other current liabilities	1,620	1,382
Deferred merchant bookings	1,896	323
Short-term debt	2,180	985
Total current liabilities	6,724	3,425
Deferred income taxes	1,107	1,127
Operating lease liabilities	314	366
Long-term U.S. transition tax liability	824	923
Other long-term liabilities	122	111
Long-term debt	9,986	11,029
Total liabilities	19,077	16,981
Commitments and contingencies
Convertible debt	5	—
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,574,902 and 63,406,451, respectively	—	—
Treasury stock, 22,515,119 and 22,446,897 shares, respectively	(24,283)	(24,128)
Additional paid-in capital	6,059	5,851
Retained earnings	23,066	23,288
Accumulated other comprehensive loss	(43)	(118)
Total stockholders' equity	4,799	4,893
Total liabilities and stockholders' equity	$23,881	$21,874

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Agency revenues	$1,328	$357	$2,045	$1,781
Merchant revenues	661	245	1,034	904
Advertising and other revenues	171	28	222	233
Total revenues	2,160	630	3,301	2,918
Operating expenses:
Marketing expenses	988	211	1,449	1,062
Sales and other expenses	206	131	318	508
Personnel, including stock-based compensation of $90, $77, $199 and $83, respectively	686	452	1,238	936
General and administrative	134	104	253	305
Information technology	93	70	180	148
Depreciation and amortization	108	112	221	229
Restructuring and other exit costs	1	34	9	34
Impairment of goodwill	—	—	—	489
Total operating expenses	2,216	1,114	3,668	3,711
Operating loss	(56)	(484)	(367)	(793)
Interest expense	(81)	(96)	(179)	(160)
Other income (expense), net	96	789	227	440
(Loss) income before income taxes	(41)	209	(319)	(513)
Income tax expense (benefit)	126	87	(97)	64
Net (loss) income	$(167)	$122	$(222)	$(577)
Net (loss) income applicable to common stockholders per basic common share	$(4.08)	$2.98	$(5.42)	$(14.07)
Weighted-average number of basic common shares outstanding (in 000's)	41,054	40,922	41,014	41,007
Net (loss) income applicable to common stockholders per diluted common share	$(4.08)	$2.97	$(5.42)	$(14.07)
Weighted-average number of diluted common shares outstanding (in 000's)	41,054	40,995	41,014	41,007

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(222)	$(577)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	221	229
Provision for expected credit losses and chargebacks	37	322
Deferred income tax (benefit) expense	(120)	11
Net gains on equity securities	(427)	(528)
Stock-based compensation expense and other stock-based payments	204	94
Operating lease amortization	91	91
Amortization of debt discount and debt issuance costs	30	33
Unrealized foreign currency transaction (gains) losses on Euro-denominated debt	(54)	22
Impairment of goodwill	—	489
Impairment of investment	—	100
Loss on early extinguishment of debt	242	—
Other	17	3
Changes in assets and liabilities:
Accounts receivable	(820)	805
Prepaid expenses and other current assets	(173)	248
Deferred merchant bookings and other current liabilities	1,973	(1,567)
Other long-term assets and liabilities	(54)	(33)
Net cash provided by (used in) operating activities	945	(258)
INVESTING ACTIVITIES:
Purchase of investments	(15)	(72)
Proceeds from sale and maturity of investments	8	2,997
Additions to property and equipment	(124)	(150)
Other investing activities	(5)	—
Net cash (used in) provided by investing activities	(136)	2,775
FINANCING ACTIVITIES:
Proceeds from short-term borrowings	—	56
Proceeds from the issuance of long-term debt	2,015	4,108
Payments of debt issuance costs	(10)	(38)
Payments for redemption and conversion of debt	(1,982)	(1,244)
Payments for repurchase of common stock	(150)	(1,294)
Other financing activities	(11)	5
Net cash (used in) provided by financing activities	(138)	1,593
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(1)	(19)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	670	4,091
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	10,582	6,332
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$11,252	$10,423
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$406	$61
Cash paid during the period for interest	$164	$92

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
	Net (loss) income	$(167)	$122	$(222)	$(577)

(a)	Depreciation and amortization	108	112	221	229
(b)	Impairment of goodwill	—	—	—	489
(a)	Interest and dividend income	(4)	(12)	(8)	(44)
(a)	Interest expense	81	96	179	160
(c)	Net gains on equity securities with readily determinable fair values	(391)	(835)	(423)	(528)
(d)	Impairment of investment	—	—	—	100
(e)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt	37	55	(54)	22
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	257	—	257	—
(a)	Income tax expense (benefit)	126	87	(97)	64
	Adjusted EBITDA	$48	$(376)	$(147)	$(86)
	Adjusted EBITDA as a % of Total Revenues	2.2%	(59.7)%	(4.5)%	(2.9)%

RECONCILIATION OF NET (LOSS) INCOME TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
	Net (loss) income	$(167)	$122	$(222)	$(577)

(b)	Impairment of goodwill	—	—	—	489
(c)	Net gains on equity securities with readily determinable fair values	(391)	(835)	(423)	(528)
(d)	Impairment of investment	—	—	—	100
(e)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt	37	55	(54)	22
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	257	—	257	—
(g)	Amortization of intangible assets	41	42	82	85
(h)	Debt discount amortization related to convertible debt	10	15	22	26
(i)	Income taxes on convertible notes held for investment	—	15	—	15
(j)	Net unrecognized tax benefit related to Italian tax matters	—	—	16	—
(k)	Tax impact of Non-GAAP adjustments	107	144	2	82
	Non-GAAP Net loss	$(105)	$(443)	$(320)	$(287)
	Weighted-average number of diluted common shares outstanding (in 000's)	41,054	40,922	41,014	41,007
	Non-GAAP Net loss per diluted common share	$(2.55)	$(10.81)	$(7.80)	$(6.99)

RECONCILIATION OF GAAP TO NON-GAAP WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
	GAAP weighted-average number of diluted common shares outstanding (in 000's)	41,054	40,995	41,014	41,007
(l)	Adjustment for anti-dilutive shares (in 000's)	—	(73)	—	—
	Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	41,054	40,922	41,014	41,007

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW		Six Months Ended June 30,
		2021	2020
	Net cash provided by (used in) operating activities	$945	$(258)
(m)	Additions to property and equipment	(124)	(150)
	Free cash flow	$821	$(408)
	Free cash flow as a % of Total Revenues	24.9%	(14.0)%

(1) Amounts may not total due to rounding.

Notes:
(a)	Amounts are excluded from Net (loss) income to calculate Adjusted EBITDA.
(b)	Impairment of goodwill related to the OpenTable and KAYAK reporting unit is recorded in Operating expenses and excluded from Net (loss) income to calculate Non-GAAP Net loss and Adjusted EBITDA.
(c)	Net gains on equity securities with readily determinable fair values are recorded in Other income (expense), net and excluded from Net (loss) income to calculate Non-GAAP Net loss and Adjusted EBITDA.
(d)	Impairment of investment in DiDi Global Inc. equity securities is recorded in Other income (expense), net and excluded from Net (loss) income to calculate Non-GAAP Net loss and Adjusted EBITDA.
(e)	Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Other income (expense), net and excluded from Net (loss) income to calculate Non-GAAP Net loss and Adjusted EBITDA.
(f)	Loss of $242 million on early extinguishment of debt and losses of $15 million on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net (loss) income to calculate Non-GAAP Net loss and Adjusted EBITDA.
(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net (loss) income to calculate Non-GAAP Net loss.
(h)	Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net (loss) income to calculate Non-GAAP Net loss.
(i)	Excludes income taxes related to the maturity of convertible notes held for investment that were reclassified from Accumulated other comprehensive loss to Income tax expense (benefit).
(j)	Net unrecognized tax benefit related to Italian tax matters is recorded in Income tax expense (benefit) and excluded from Net (loss) income to calculate Non-GAAP Net loss.
(k)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net (loss) income to calculate Non-GAAP Net loss.
(l)	Reflects shares that are included in the GAAP weighted-average number of diluted common shares outstanding, but excluded from the Non-GAAP weighted-average number of diluted common shares outstanding, as these shares are anti-dilutive given the Non-GAAP Net loss for the three months ended June 30, 2020.
(m)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Room Nights	213	223	191	124	28	127	76	99	157
Year/Year Growth (Decline)	11.8%	11.0%	11.8%	(42.8)%	(86.7)%	(43.1)%	(60.4)%	(20.1)%	457.5%

Rental Car Days	21	21	16	12	2	9	8	10	13
Year/Year Growth (Decline)	1.2%	8.5%	11.9%	(36.4)%	(90.4)%	(55.6)%	(52.2)%	(15.1)%	558.8%

Airline Tickets	2	2	2	2	1	2	2	3	4
Year/Year Growth (Decline)	2.4%	(2.5)%	11.3%	(8.0)%	(69.7)%	(9.3)%	4.0%	62.1%	626.7%

Gross Bookings(2)	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Agency	$18,638	$18,118	$14,218	$8,320	$1,535	$9,521	$5,098	$8,704	$15,290
Merchant	6,401	7,163	6,495	4,073	771	3,861	2,215	3,232	6,665
Total	$25,039	$25,281	$20,713	$12,393	$2,306	$13,382	$7,313	$11,935	$21,956

Gross Bookings Year/Year (Decline) Growth
Agency	(2.4)%	(4.8)%	(6.6)%	(57.7)%	(91.8)%	(47.4)%	(64.1)%	4.6%	895.6%
Merchant	33.2%	36.5%	50.3%	(28.9)%	(88.0)%	(46.1)%	(65.9)%	(20.7)%	764.4%
Total	4.8%	4.1%	5.9%	(51.2)%	(90.8)%	(47.1)%	(64.7)%	(3.7)%	851.7%
Constant-currency Basis	10%	7%	7%	(50)%	(91)%	(48)%	(65)%	(6)%	802%

	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Total Revenues	$3,850	$5,040	$3,339	$2,288	$630	$2,640	$1,238	$1,141	$2,160
Year/Year Growth (Decline)	8.9%	3.9%	3.9%	(19.3)%	(83.7)%	(47.6)%	(62.9)%	(50.2)%	243.2%
Constant-currency Basis	14%	7%	5%	(17)%	(83)%	(49)%	(63)%	(51)%	229%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.